As filed with the Securities and Exchange Commission on December 17, 2024

Registration No. 333-283359

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S‑1 ON FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PALLADYNE AI CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		85-2838301 (I.R.S. Employer Identification No.)
650 South 500 West, Suite 150 Salt Lake City, Utah 84101 (888) 927-7296

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin G. Wolff

President and Chief Executive Officer

650 South 500 West, Suite 150

Salt Lake City, Utah 84101

(888) 927-7296

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis Michael Nordtvedt Wilson Sonsini Goodrich & Rosati, Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, WA 98104-7036 (206) 883-2500	Stephen Sonne Chief Legal Officer Palladyne AI Corp. 650 South 500 West, Suite 150 Salt Lake City, Utah 84101 (888) 927-7296

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANTORY NOTE

This Pre-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed by Palladyne AI Corp. (the “Company”) to convert the Registration Statement on Form S-1 (File No. 333-283359) filed by the Company with the Securities and Exchange Commission on November 20, 2024, into a registration statement on Form S-3.

Subject to Completion, dated December 17, 2024

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Palladyne AI Corp.
3,220,805 Shares of Common Stock
Offered by the Selling Stockholders

This prospectus relates to the disposition, from time to time, by the selling stockholders identified in this prospectus under the caption “Principal and Selling Stockholders” on page 8 of up to 3,220,805 shares of our common stock, $0.0001 par value per share, issuable upon the exercise of warrants to purchase our common stock.

The selling stockholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our common stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See “Plan of Distribution” on page 12 for a description of how the selling stockholders may dispose of the shares covered by this prospectus. We do not know when or in what amount the selling stockholders may offer the shares for sale.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We will receive proceeds from the cash exercise of the warrants which, if exercised for cash with respect to all of the 3,220,805 shares of common stock underlying such warrants at the exercise price per share of $2.30, would result in gross proceeds to us of approximately $7.4 million. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.

Our common stock is listed on The Nasdaq Global Market under the symbol “PDYN.” On December 16, 2024, the last reported closing sale price of our common stock on The Nasdaq Global Market was $4.23 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” starting on page 3 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the common stock described in this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in, or incorporated by reference into, this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of securities. Our business, financial condition, operating results and prospects may have changed since that date.

You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

For investors outside the United States, neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto incorporated by reference into this prospectus. Before you decide to invest in our common stock, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference into this prospectus. Unless the context requires otherwise, in this prospectus the terms “Palladyne AI,” the “Company,” “we,” “us” and “our” refer to Palladyne AI Corp., together with its subsidiaries, taken as a whole. This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

Company Overview

Our mission is to deliver software to our customers that enhances the utility and functionality of third-party stationary and mobile robotic systems by enabling these systems to quickly observe, learn, reason and act in structured and unstructured environments. Our AI/ML Software Platform is designed with artificial intelligence (“AI”) and machine learning (“ML”) technologies to enable robotic systems to perceive their environment and quickly adapt to changing circumstances by generalizing (i.e., learning) from their past experience using dynamic real-time operations “on the edge” (i.e., on the robotic system) without extensive programming and with minimal robot training. We believe this “human-like” ability to learn and adapt will be a key differentiator in helping our customers maintain optimal productivity in dynamic or unstructured environments, where new situations and unexpected challenges are more likely to cause delays and costly downtime. Our value proposition is further enhanced relative to other competitive solutions because robotic systems using our AI/ML Software Platform are not required to be continuously connected to the cloud for our software to function, thereby reducing the performance issues associated with poor connectivity and latency typically associated with processing in the cloud. Our approach also reduces the expense typically associated with transmitting large amounts of data to and from the cloud.

Corporate Information

Our principal executive offices are located at 650 South 500 West, Suite 150, Salt Lake City, Utah, 84101, and our telephone number is 888-927-7296. Our website address is www.palladyneai.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase our securities. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

The selling stockholders named in this prospectus may offer and sell up to 3,220,805 shares of our common stock. Our common stock is listed on The Nasdaq Global Market under the symbol “PDYN.” We will not receive any of the proceeds from sales by the selling stockholders of any of the shares of common stock covered by this prospectus. We will receive proceeds from any cash exercise of Warrants to purchase the shares that are being offered by the selling stockholders hereunder. We intend to use any such proceeds for general corporate purposes and working capital, including funding continued development and commercialization of our software products. See “Use of Proceeds” on page 6.

Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered on behalf of the selling stockholders, we are referring to the shares of common stock that have been issued to or are issuable upon the exercise of Warrants to the stockholders listed in “Principal and Selling Stockholders” on page 8, pursuant to the securities purchase agreement described below. When we refer to the selling stockholders in this prospectus, we are referring to the investors in our October 2024 private placement and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the investors in our October 2024 private placement as a gift, pledge, or other non-sale related transfer.

October 2024 Private Placements

On October 31, 2024, we entered into a securities purchase agreement with an institutional investor, who we refer to as the Investor Purchaser (the “Investor Purchase Agreement”), pursuant to which we agreed to issue and sell 2,790,700 shares of common stock at a price per share of $2.15 (the “Registered Offering”). Concurrently with the Registered Offering, we conducted two separate private placements. Pursuant to the Investor Purchase Agreement, the Investor Purchaser received warrants to purchase up to an aggregate of 2,790,700 shares of common stock at an exercise price of $2.30 per share, subject to adjustments as provided under the terms of the warrants (the “Investor Warrants”, such private placement, the “Investor Private Placement”). Additionally, pursuant to a separate securities purchase agreement dated October 31, 2024, with the Company’s Chief Executive Officer and certain other members of the Board of Directors, who we refer to as the Inside Purchasers, (the “Insiders Purchase Agreement” together with the Investor Purchase Agreement, the “Purchase Agreements”), we conducted a private placement (the “Insider Private Placement” together with the Investor Private Placement, the “Private Placements”) of an aggregate of 430,105 shares of common stock (“Shares”) and warrants (the “Insider Warrants” and together with the Investor Warrants, the “Warrants”) to purchase up to 430,105 shares of common stock, consisting of (1) 107,526 Shares and Insider Warrants sold to MLC Solo 401k Trust FOB Benjamin Wolff, an entity affiliated with Benjamin G. Wolff, our Chief Executive Officer and director, (2) 107,526 Shares and Insider Warrants sold to Marstar Investments, LLC, an entity affiliated with Brian D. Finn, a member of our Board of Directors, and (3) 215,053 Shares and Insider Warrants sold to Dennis Weibling, a member of our Board of Directors. Pursuant to the Insider Purchase Agreement, we issued and sold (1) the Shares at a price per share of $2.20, which was the consolidated closing bid price per share of our common stock on the Nasdaq Global Market on the day the Insiders Purchase Agreement was entered into, and (2) the Insider Warrants at an offering price of $0.125 per Insider Warrant. The Warrants have an exercise price of $2.30 per share (subject to adjustment as set forth in the Warrants), will become exercisable six months after issuance and will expire five and one-half years from the date of their issuance. The Warrants contain standard anti-dilution adjustments to the exercise price including for share splits, share dividends, rights offerings and pro rata distributions. The Private Placements closed on November 1, 2024 (the “Closing Date”).

The Purchase Agreements require us to register the resale of the shares issuable upon exercise of the Warrants. We are required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) as soon as practicable (and in any event within 45 calendar days of October 31, 2024), and to use commercially reasonable efforts to have such registration statement declared effective within 60 days of the Closing Date if there is no review by the SEC, and within 90 days of the Closing Date in the event of such review, and to keep such registration statement effective at all times until no Investor Purchaser or Inside Purchaser owns any Warrants or shares of common stock issuable upon exercise thereof.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as all other information included in this prospectus and in our other filings with the SEC incorporated by reference into this prospectus, including the risks and uncertainties described under “Part I. Item 1A - Risk Factors” in our Annual Report on Form 10-K, filed with the SEC, and in “Part II. Item 1A - Risk Factors” in our Quarterly Report on Form 10-Q, filed with the SEC, before you decide to purchase shares of common stock. If any of the following risks actually occurs, our business, financial condition, operating results, prospects and ability to accomplish our strategic objectives could be materially harmed. As a result, the trading price of our shares of common stock could decline and you could lose all or part of your investment. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and the market price of our shares of common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “seek,” “estimate,” “continue,” “could,” “would,” “project,” and other similar expressions, or the negative or plural of these words or expressions. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These forward-looking statements include, but are not limited to:

•
our ability to successfully pivot our business pursuant to our strategy to focus on the development of our full-stack, closed-loop autonomy software platform (“AI/ML Software Platform”) and related products;
•
our ability to develop and sell our AI/ML Software Platform and related products and the capabilities and functionality of our AI/ML Software Platform and related products;
•
our expected timeline for commercial release of our products and receipt of corresponding revenues;
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nature and size of the markets that we are targeting;
•
our software product roadmaps, including expected timing of new product releases and target markets;
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our ability to respond to rapid technological changes;
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competition from existing or future businesses and technologies and the potential advantages of our products as compared to competitors;
•
our ability to manage our growth and expenses;
•
our ability to comply with evolving laws and regulations applicable to our business;
•
our ability to attract and retain qualified personnel with the necessary experience, including employees who are instrumental to our new business strategy;
•
our projected financial and operating information and estimates of market size and opportunities;
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our future financial performance;
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the impacts of our reductions in force on our cash usage and savings, cost structure and restructuring costs;
•
our ability to implement contingency plans to further limit operations and reduce costs and/or seek additional financing should licensing revenues not materialize in time or sufficient amount to support our operations;
•
the impact of natural disasters, health epidemics and global economic and geopolitical conditions and international conflicts on our business and the business of our customers;
•
changes in the markets for our software products;
•
expansion plans and opportunities;

•
future capital requirements and sources and uses of cash;
•
our ability to defend and the outcome of any known and unknown litigation and regulatory proceedings;
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our ability to maintain, protect and enhance our intellectual property;
•
our ability to maintain and protect our brand;
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our ongoing de minimis hardware development efforts; and
•
other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “aim,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and, in any event, you should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include those factors described under “Risk Factors” described under “Part I. Item 1A - Risk Factors” in our Annual Report on Form 10-K, filed with the SEC, and in “Part II. Item 1A - Risk Factors” in our Quarterly Report on Form 10-Q, filed with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and the documents incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information known to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

We will receive proceeds from the cash exercise of the Warrants which, if exercised for cash with respect to all of the 3,220,805 shares of common stock underlying such Warrants at the exercise price per share of $2.30, would result in gross proceeds to us of approximately $7.4 million. There can be no assurance that any of the Warrants will be exercised by the selling stockholders or that they will exercise the Warrants for cash instead of using the cashless exercise feature.

We intend to use the net proceeds, if any, from the cash exercise of the Warrants for general corporate purposes and working capital, including funding continued development and commercialization of our software products. The amounts and timing of our actual expenditures for each purpose may vary significantly depending upon numerous factors, including funding continued development and commercialization of our software products. The timing and amounts of our actual expenditures will depend on several factors. We reserve the right to change the use of proceeds as a result of certain contingencies such as competitive developments, opportunities to acquire technologies or products and other factors. Pending application of the proceeds, if any, from the cash exercise of the Warrants, we intend to invest the net proceeds in accordance with our investment policy, which includes the objective of capital preservation.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024.

As of November 11, 2024, there were 30,112,399 shares of our common stock issued and outstanding and there were 475 holders of record of our common stock. As of November 11, 2024, there were no outstanding shares of preferred stock.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of November 11, 2024 for:

•
each person who we know beneficially owns more than 5% of our common stock;
•
each of our directors;
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each of our named executive officers; and
•
all of our directors and executive officers as a group.

The percentage of beneficial ownership shown in the table is based upon 30,112,399 shares of common stock outstanding as of November 11, 2024.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we take into account shares of common stock issuable pursuant to stock options, warrants and restricted stock units that may be exercised or that are scheduled to vest on or before the 60th day after November 11, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise noted below, the address for each person listed in the table is c/o Palladyne AI Corp., 650 South 500 West, Suite 150, Salt Lake City, Utah 84101.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
Benjamin G. Wolff(1)	1,797,752	6.0%
Kiva Allgood(2)	24,190	*
Brian D. Finn(3)	1,087,070	3.6%
Denis Garagić(4)	24,303	*
Andrew Hamer(5)	25,807	*
Eric T. Olson(6)	61,275	*
Jorgen Pedersen(7)	—	*
Laura J. Peterson	8,816	*
Dennis Weibling(8)	968,623	3.2%
Matthew Shigenobu Muta	44,177	*
All current directors and executive officers as a group(10 persons)	4,049,459	13.3%

5% Stockholders:
Armistice Capital, LLC(9)	1,816,000	6.0%
Marc Olivier(10)	1,878,804	6.24%
Fraser Smith(11)	2,241,935	7.44%
Kerber William Xavier III(12)	2,403,037	8.0%

(*) Less than one percent.

(1)
Consists of (a) 383,119 shares of Common Stock held by Mare's Leg Capital, LLC (“MLC”) an entity wholly owned by Mr. Wolff and his spouse, Julie Wolff; (b) 107,526 shares of Common Stock held by MLC Solo 401k Trust FOB Benjamin Wolff (“401k Trust”), for which Mr. Wolff is the sole beneficiary; (c) 1,306,203 shares of Common Stock held by Mr. Wolff; and (d) 904 shares of Common Stock held by Ms. Wolff. Mr. Wolff and Mrs. Wolff are the trustees of the 401k Trust and share voting and dispositive power over equity held by the trust. Mr. Wolff is the sole beneficiary of the 401k Trust.
(2)
Ms. Allgood ceased to be our President and Chief Executive Officer on May 11, 2023 and is no longer an executive officer of the Company.
(3)
Consists of (a) 62,142 shares of Common Stock held by Mr. Finn; (b) 467,760 shares of Common Stock held by Marstar Investments, LLC (“Marstar”); (c) 85,858 shares of Common Stock held by MI-MJ LLC (“MI-MJ”); (d) 228,185 shares of Common Stock underlying private placement warrants held by Marstar and MI-MJ exercisable within 60 days of November 11, 2024; and (e) 243,125 shares of Common Stock held by MI-CM LLC (“MI-CM”). Mr. Finn is the administrator of and has sole voting and dispositive control over the shares held by Marstar, MI-MJ and MI-CM. The business address of Marstar, MI-MJ and MI-CM is 38 Evans Drive, Brookville, NY 11545.
(4)
Consists of (a) 20,952 shares of Common Stock held by Dr. Garagić; and (b) 3,351 shares of Common Stock underlying restricted stock units scheduled to vest within 60 days of November 11, 2024.
(5)
Mr. Hamer ceased to be our Chief Financial Officer on March 5, 2024 and is no longer an executive officer of the Company.
(6)
Consists of (a) 44,177 shares of Common Stock held by Adm. Olson; and (b) 17,098 shares of Common Stock underlying options held by Adm. exercisable within 60 days of November 11, 2024.
(7)
Mr. Pedersen ceased to be our Chief Operating Officer on July 12, 2023 and is no longer an executive officer of the Company.
(8)
Consists of (a) 389,884 shares of Common Stock held by Mr. Weibling; (b) 376,780 shares of Common Stock held by the Weibling Living Trust; (c) 200,000 shares of Common Stock held by On Eagles Wings Investments LLC; and (d) 1,959 shares of Common Stock underlying options exercisable within 60 days of November 11, 2024. Mr. Weibling has sole voting and dispositive power over the shares held by the Weibling Living Trust. The business address of the Weibling Living Trust is 2205 Carillon Point, Kirkland, WA 98033. On Eagles Wings Investments, LLC is an entity wholly-owned by Weibling Living Trust - Revocable Trust, for which Mr. Weibling and his spouse are sole beneficiaries, and Mr. Weibling’s children.
(9)
Consists of 1,816,000 shares of common stock. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (a) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (b) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(10)
Based on our records and a Schedule 13D/A filed with the SEC on July 31, 2023. According to such filing, the residence or business address of Marc Olivier is 1941 S Wasatch Dr., Salt Lake City, UT 84108.
(11)
Consists of (a) 2,230,760 shares of Common Stock held by Mr. Smith; (b) 833 shares of Common Stock underlying restricted stock units scheduled to vest within 60 days of November 11, 2024; and (c) 10,342 shares of Common Stock underlying options exercisable within 60 days of November 11, 2024.
(12)
Based on a Schedule 13D filed with the SEC on September 18, 2024. According to such filing, the residence or business address of Kerber William Xavier III is 3917 NE 104th Oklahoma City, 73131.

We have included in this prospectus and related registration statement 3,220,805 shares of our common stock (including common stock issuable upon exercise of the Warrants) issued in our October 2024 private placements to the selling stockholders. The term “selling stockholder” includes the stockholders listed below and their transferees, pledges, donees or other successors in interest selling Shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. Information concerning the selling stockholders may change after the date of this prospectus and changed information will be presented in a supplement to this prospectus if and when required.

The table below sets forth certain information with respect to each selling stockholder, including (1) the name and address of each selling stockholder; (2) the number of shares of our common stock beneficially owned by each selling stockholder prior to this offering; (3) the maximum number of shares being offered by each selling stockholder pursuant to this prospectus; and (4) each selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but no other shares, if any, held by the selling stockholders) are sold.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC, and includes information with respect to voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

The percentage of each selling stockholder’s ownership is based on 30,112,399 shares of common stock outstanding as of November 11, 2024. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder before this offering, shares of common stock underlying the warrants held by that selling stockholder are deemed outstanding, as well as any other derivative securities that are exercisable as of November 11, 2024, or exercisable within 60 days thereafter. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on shares outstanding on November 11, 2024, and includes shares of common stock underlying Warrants held by all selling stockholders which are being registered for sale in this offering.

The registration of the sale of shares of common stock issuable to the selling stockholders upon exercise of the Warrants does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

Except as described below, the selling stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

	Beneficial Ownership Before This Offering			Beneficial Ownership After This Offering
Selling Stockholder(1)	Number of Shares Owned	Percentage of Outstanding Shares(2)	Shares Issuable upon Exercise of Warrants	Number of Shares Owned	Percentage of Outstanding Shares
Armistice Capital, LLC (4)	4,606,700	14.0%	2,790,700	1,816,000	5.5%
MLC Solo 401k Trust FOB Benjamin Wolff(5)	1,905,278	6.3%	107,526	1,797,752	5.4%
Dennis Weibling(6)	1,183,676	3.9%	215,053	968,623	2.9%
Marstar Investments, LLC(7)	1,194,569	3.9%	107,526	1,087,070	3.2%
Total:	8,890,250	26.5%	3,220,805	5,669,445	16.9%

(1)
This table and the information in the notes below are based upon information supplied by the selling stockholders and are based on shares of common stock outstanding as of November 11, 2024. This table assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholder is under no obligation known to us to sell any shares of common stock at this time.
(2)
The Warrants held by the selling stockholders are subject in certain cases to beneficial ownership limitations such that the Warrants may not be exercised if it would result in the holder exceeding the beneficial ownership limitation (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation is 4.99% in the aggregate for the Warrants held by Investor Purchaser and 9.99% in the aggregate for the Warrants held by for the Insider Purchasers.
(4)
Consists of 1,816,000 shares of common stock and Warrants to purchase up to an aggregate of 2,790,700 shares of common stock. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (a) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (b) Steven Boyd, as the Managing Member of Armistice Capital. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the Warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(5)
Consists of (a) 383,119 shares of Common Stock held by Mare’s Leg Capital, LLC (“MLC”), an entity wholly owned by Mr. Wolff and his spouse, Julie Wolff; (b) 107,526 shares of Common Stock held by 401k Trust; (c) 1,306,203 shares of Common Stock held by Mr. Wolff; (d) 904 shares of Common Stock held by Ms. Wolff; and (e) 107,526 shares of Common Stock underlying private placement Warrants held by 401k Trust. Mr. Wolff and Mrs. Wolff are the trustees of the 401k Trust and share voting and dispositive power over equity held by the trust. Mr. Wolff is the sole beneficiary of the 401k Trust. Mr. Wolff served as our Executive Chairman from December 13, 2021 until February 1, 2023, and as Executive Vice Chairman from October 19, 2023 to February 23, 2024. Effective February 23, 2024, Mr. Wolff was appointed as our President and Chief Executive Officer. Mr. Wolff continues to serve as a member of our board of directors and as chairman of our Strategic Transaction Committee. Ms. Wolff is Mr. Wolff’s spouse, and served as Strategic Advisor to our General Counsel until March 31, 2023.
(6)
Consists of (a) 389,884 shares of Common Stock held by Mr. Weibling; (b) 376,780 shares of Common Stock held by the Weibling Living Trust; (c) 200,000 shares of Common Stock held by On Eagles Wings Investments LLC; (d) 1,959 shares of Common Stock underlying options exercisable within 60 days of November 11, 2024, and (e) 215,053 shares of Common Stock underlying private placement Warrants held by Mr. Weibling. Mr. Weibling has sole voting and dispositive power over the shares held by the Weibling Living Trust. The business address of the Weibling Living Trust is 2205 Carillon Point, Kirkland, WA 98033. Mr. Weibling has served as a member of our board of directors since September 2021 and as Chairman of our board of directors since February 2023.
(7)
Consists of (a) 62,142 shares of Common Stock held by Mr. Finn; (b) 467,760 shares of Common Stock held by Marstar Investments, LLC (“Marstar”); (c) 85,858 shares of Common Stock held by MI-MJ LLC (“MI-MJ”); (d) 228,185 shares of Common Stock underlying private placement warrants held by Marstar and MI-MJ exercisable within 60 days of November 11, 2024; (e) 243,125 shares of Common Stock held by MI-CM LLC (“MI-CM”), and (f) 107,526 shares of Common Stock underlying private placement Warrants held by Marstar. Mr. Finn is the administrator of and has sole voting and dispositive control over the shares held by Marstar, MI-MJ and MI-CM. The business address of Marstar, MI-MJ and MI-CM is 38 Evans Drive, Brookville, NY 11545. Mr. Finn has served as a member of our board of directors since August 2020.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of the Warrants issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•
through one or more underwritten offerings on a firm commitment or best efforts basis;
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•
an exchange distribution in accordance with the rules of the applicable exchange;
•
privately negotiated transactions;
•
in distributions to members, limited partners or stockholders of the selling stockholders;
•
settlement of short sales, to the extent permitted by law;
•
in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
a combination of any such methods of sale; and
•
any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker‑dealers engaged by the selling stockholders may arrange for other broker‑dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of the shares of common stock or otherwise, the selling stockholders, other than those subject to our insider trading policy, may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this Registration Statement is declared effective by the SEC, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this Registration Statement to cover short sales of our common stock made prior to the date the Registration Statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (1) the name of each such selling stockholder and of the participating broker-dealer(s), (2) the number of shares involved, (3) the price at which such the shares of common stock were sold, (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (6) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the Registration Statement, of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington.

EXPERTS

The consolidated financial statements of Palladyne AI Corp., formerly known as Sarcos Technology and Robotics Corporation, as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not include all of the information contained in the Registration Statement. You should refer to the Registration Statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed as part of the Registration Statement for copies of the actual contract, agreement or other document. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the Registration Statement through the SEC’s website, as provided below.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge from our website at www.palladyneai.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to incorporate the following documents into this prospectus, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus:

•
Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024 (the “2023 Form 10-K”);
•
The information specifically incorporated by reference into our 2023 Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2024
•
Our Quarterly Reports on Form 10-Q, for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 8, 2024, August 7, 2024, and November 13, 2024, respectively;
•
Our Current Reports on Form 8-K filed with the SEC on January 9, 2024, January 19, 2024, March 6, 2024, March 18, 2024 (excluding information furnished under Item 7.01 and Exhibit 99.1), March 26, 2024, April 8, 2024 (excluding information furnished under Item 7.01 and Exhibit 99.1), April 9, 2024, April 22, 2024, June 14, 2024, October 31, 2024 and October 31, 2024; and
•
The description of our common stock filed as Exhibit 4.4 of our 2023 Form 10-K, and any amendment or report filed for the purpose of further updating such description.

In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and until all offerings under this prospectus are terminated).

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Palladyne AI Corp.
Attention: Investor Relations
650 South 500 West, Suite 150
Salt Lake City, Utah, 84101
Tel: (888) 927-7269

You may also access the documents incorporated by reference in this prospectus through our website at www.palladyneai.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part. Information contained on our website is not part of this prospectus.

3,220,805 Shares of Common Stock

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Company, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the registration fee.

Amount to be Paid
SEC registration fee	$893
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Transfer agent and registrar fees	2,400
Miscellaneous	10,000
Total	$73,293

Item 15. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The Company’s certificate of incorporation contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors, except liability for the following:

•
any breach of their duty of loyalty to the Company or its stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•
any transaction from which they derived an improper personal benefit.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any matter that occurred or any proceeding that accrued or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Company’s directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, the Company’s certificate of incorporation provides that it will indemnify its directors, and the Company’s bylaws provide that it will indemnify its directors and officers, and may indemnify its employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. The Company’s bylaws also provide that it must advance expenses reasonably and actually incurred by or on behalf of a current or former director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the Company has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the Company to, among other things, indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require the Company to advance all expenses reasonably and actually incurred by its directors and executive officers in investigating or defending any such action, suit or proceeding. The Company believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in the Company’s certificate of incorporation, bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against the Company’s directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Company’s directors and officers, even though an action, if successful, might benefit the Company and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Company pays the costs of settlement and damage awards against its directors and officers as required in certain circumstances by these indemnification provisions.

The Company has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to the Company with respect to payments that may be made by the Company to its directors and officers pursuant to its indemnification obligations or otherwise as a matter of law.

These indemnification provisions and the indemnification agreements entered into between the Company and the Company’s officers and directors may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act , as amended.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description
2.1†

Agreement and Plan of Merger, dated as of April 5, 2021, by and among the Company, Rotor Merger Sub Corp. and Old Sarcos (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 6, 2021).

2.2

Amendment No. 1 to Merger Agreement, dated as of August 28, 2021, by and among the Company, Rotor Merger Sub Corp. and Old Sarcos (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 30, 2021).

2.3†

Merger Agreement, dated March 27, 2022, by and among the Company, Spiral Merger Sub I, Inc., Spiral Merger Sub II, LLC, RE2, Inc. and Draper Triangle Ventures III, LP, solely in its capacity as the agent for and on behalf of the shareholders of RE2 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 29, 2022).

4.1	Warrant Agreement between Continental Transfer & Trust Company and the Registrant (incorporated by reference to the Company’s Form S-1/A filed with the SEC on December 30, 2020).
4.2	Specimen Warrant Certificate (incorporated by reference to the Company’s Form S-1/A filed with the SEC on December 30, 2020).
4.3	Specimen Stock Certificate (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 30, 2021).
4.4	Form of Common Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on October 31, 2024).
5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, PC.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2**	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1).
24*	Power of Attorney (included on the signature page).
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema With Embedded Linkbase Documents.
107**	Filing Fee Table

* Filed herewith.

** Previously filed with this registration statement on November 20, 2024.

+ Indicates management contract or compensatory plan.

† Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission (the “Commission”), such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement , or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) That, for purposes of determining any liability under the Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date. ;

(e) That, for the purpose of determining any liability of the registrant under the Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) That, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, Utah, on December 17, 2024.

PALLADYNE AI CORP.

By:	/s/ Benjamin G. Wolff

Benjamin G. Wolff
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Benjamin G. Wolff and Trevor Thatcher, and each of them severally, as his true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Name	Title	Date
/s/ Benjamin G. Wolff	President and Chief Executive Officer (Principal Executive Officer)	December 17, 2024
Benjamin G. Wolff
/s/ Trevor Thatcher	Chief Financial Officer (Principal Accounting and Financial Officer)	December 17, 2024
Trevor Thatcher
/s/Laura J. Peterson	Executive Vice Chairman, Director	December 17, 2024
Laura Peterson
/s/ Dennis Weibling	Non-Executive Chair, Director	December 17, 2024
Dennis Weibling
/s/ Brian D. Finn	Director	December 17, 2024
Brian Finn
/s/ Matthew Shigenobu Muta	Director	December 17, 2024
Matthew Shigenobu Muta
/s/ Eric T. Olson	Director	December 17, 2024
Eric T. Olson